Exhibit 10.23
VOYA FINANCIAL, INC. SEVERANCE PLAN FOR SENIOR MANAGERS

Voya Financial, Inc. (the “Company”) has adopted the Voya Financial, Inc. Severance Plan for Senior Managers (the “Plan”) as set forth below, to provide severance benefits to Eligible Employees whose employment is terminated in a Qualified Termination (as defined below). This Plan is effective as of January 1, 2025 (the “Effective Date”) and applies to terminations occurring on and after that date.

Article 1– Definitions

As used in the Plan, the following words and phrases and any derivatives thereof will have the meanings set forth below unless the context clearly indicates otherwise.

1.1“Annual Compensation” shall mean the sum of (i) the Eligible Employee’s annual base salary (determined immediately prior to the Qualified Termination and without regard to any decrease in such salary constituting Good Reason), and (ii) one, but not more than one, of the following as applicable:

(a)For Eligible Employees who participate in the Company’s Annual
Cash Incentive Plan: The Eligible Employee’s target annual incentive with respect to the year in which the Qualified Termination occurs which was previously communicated to the Eligible Employee in writing or is entered in the Company’s system of record prior to the date of such Qualified Termination.

(b)For Eligible Employees who participate in the Company’s Annual Incentive Plan: Only the cash portion of the Eligible Employee’s target annual incentive with respect to the year in which the Qualified Termination occurs which was previously communicated to the Eligible Employee in writing or is entered in the Company’s system of record prior to the date of such Qualified Termination.

(c)For Eligible Employees who participate in a Company performance-based pay program (in lieu of an annual discretionary plan): the actual cash amounts paid under the applicable performance-based program during the 12 months immediately preceding the date that the Eligible Employee is provided written notification of his or her Qualified Termination (in the absence 12 months of earnings history, the actual performance payments made during such shorter period will be annualized), excluding payments of previously deferred compensation under a nonqualified plan, program or arrangement, long-term incentive compensation and special recognition awards.

1.2“Board” shall mean the Board of Directors of the Company.

1.3“Cause” shall mean (x) if an Eligible Employee is employed pursuant to a written employment agreement which agreement includes a definition of “Cause,” “Cause” as defined in that agreement or (y) if an Eligible Employee is not employed pursuant to a

Exhibit 10.23
written employment agreement which agreement includes a definition of “Cause,” the occurrence of any of the following:

(a)such Eligible Employee’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or under the laws of any other jurisdiction;

(b)such Eligible Employee’s commission of, or participation in, a fraud or act of dishonesty against the Company or any Subsidiary or any client of the Company or of any Subsidiary that is materially injurious to the Company or its affiliates;

(c)such Eligible Employee’s material violation of any material contract or agreement between the Eligible Employee and the Company or any Subsidiary;

(d)any act or omission by such Eligible Employee involving malfeasance or gross negligence in the performance of the Eligible Employee’s duties and responsibilities to the material detriment of the Company or any Subsidiary;

(e)such Eligible Employee’s material violation of the applicable rules or regulations of any governmental or self-regulatory authority that causes material detriment to the Company or any Subsidiary;

(f)such Eligible Employee’s disqualification or bar by any governmental or self- regulatory authority from serving in the capacity required by his or her job description or such Eligible Employee’s loss of any governmental or self- regulatory license that is reasonably necessary for such Eligible Employee to perform his or her duties or responsibilities as an employee of the Company or any Subsidiary; or

(g)such Eligible Employee’s material violation of the Company’s, or any Subsidiary’s, code of conduct or any other written policy of the Company or any Subsidiary as in effect from time to time.

The determination as to whether Cause has occurred shall be made by the Company or Participating Employer, as applicable, in its sole discretion and, in such case, the Company or Participating Employer, as applicable, also may, but shall not be required to, specify the date such Cause occurred (including by determining that a prior termination of employment was for Cause).

1.4“Change in Control” shall mean the occurrence of any of the following events:

(a)Individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two- thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination)
shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened

Exhibit 10.23
election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b)Any person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (the “Voya Financial Voting Securities”); provided, however, that the event described in this Article 1.4(b) shall not be deemed to be a Change in Control by virtue of the ownership of, or an acquisition of, Voya Financial Voting Securities: (1) by the Company or any Subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities or (4) pursuant to a Non-Qualifying Transaction (as defined in Article 1.4(d) below);

(c)The consummation of a sale of all or substantially all of the Company’s assets;

(d)The consummation of any merger, consolidation or statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the stockholders of the Company, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”) unless immediately following such Business Combination: (1) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Entity”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Voya Financial Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voya Financial Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voya Financial Voting Securities among the holders thereof immediately prior to the Business Combination), (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (3) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and
(3) described in this Article 1.4(d) shall be deemed a “Non-Qualifying Transaction”); or

(e)The approval by the stockholders of the Company of any dissolution or liquidation of the Company;

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Voya Financial

Exhibit 10.23
Voting Securities as a result of the acquisition of Voya Financial Voting Securities by the Company which reduces the number of Voya Financial Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Voya Financial Voting Securities that increases the percentage of outstanding Voya Financial Voting Securities beneficially owned by such person, a Change in Control shall then occur.

1.5“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings issued thereunder.

1.6“Committee” shall mean the Compensation, Benefits and Talent Management Committee of the Board or its successor committee.

1.7“Company” shall mean Voya Financial, Inc., a Delaware corporation, and any successor thereto.

1.8“Eligible Employee” shall mean a Principal Executive Officer, a Tier A Employee, or a Tier B Employee.

1.9“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings issued thereunder.

1.10“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.11“Good Reason” shall mean, in the absence of written consent of an Eligible Employee:

(a)any material and adverse change in the Eligible Employee’s position or authority with the Company or Participating Employer as in effect immediately before a Change in Control, other than an isolated and insubstantial action not taken in bad faith and which is remedied by the Company or Participating Employer within 60 days after receipt of notice thereof given by the Eligible Employee;

(b)the transfer of the Eligible Employee’s primary work site to a new primary work site that is more than 50 miles from the Eligible Employee’s primary work site in effect immediately before a Change in Control; or

(c)a diminution of the Eligible Employee’s base salary in effect immediately before a Change in Control by more than 10% unless such diminution applies to all similarly situated employees.

Notwithstanding the foregoing, placing the Eligible Employee on a paid leave for up to 90 days, pending the determination of whether there is a basis to terminate the Eligible Employee for Cause, shall not constitute a Good Reason event. If the Eligible Employee does not deliver to the Company or Participating Employer, as applicable, a written notice of termination within 30 days after the Eligible Employee has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason. In addition, the Eligible Employee must give the Company or Participating Employer, as applicable, notice and 30 days to cure the event constituting Good Reason, and, if not cured, must resign with a Termination Date within 90 days from the date the written notice of

Exhibit 10.23
termination is delivered to the Company to have such resignation constitute a termination of employment for Good Reason.

1.12“Notice” shall mean a written notice of termination without Cause and the projected Termination Date provided to an Eligible Employee by the Company or a Participating Employer.

1.13“Participating Employer” shall mean each Subsidiary designated by the Company as a Participating Employer.

1.14“Plan” shall mean the Voya Financial, Inc. Severance Plan for Senior Managers, as set forth in this document and as it may be amended from time to time in accordance with Article 4.2.

1.15“Plan Administrator” shall mean the Committee or its delegate.

1.16“Principal Executive Officer” shall mean any employee of the Company or a Participating Employer who is designated by the Plan Administrator as a “Principal Executive Officer.”

1.17“Qualified Termination” shall mean with respect to each Eligible Employee, the termination of such Eligible Employee’s employment with the Company or Participating Employer, as applicable, (a) by the Company or Participating Employer, as applicable, without Cause, provided that transferring an Eligible Employee’s employment, at the direction of the Company or a Participating Employer, as applicable, from the Company to a Participating Employer, from a Participating Employer to the Company, or from one Participating Employer to another Participating Employer shall not constitute a Qualified Termination, or (b) by such Eligible Employee for Good Reason upon or within two years after a Change in Control. A Qualified Termination does not include the following: the Company or Participating Employer transfers the Eligible Employee’s job function or transfers (or outsources) an operation in which the Eligible Employee is or could be employed, sells, spins off or otherwise separates a part of the Company or an Affiliate, and the Eligible Employee is offered employment or the opportunity to continue employment with the transferee or other successor entity, whether or not the Eligible Employee accepts the offer or opportunity; provided, however, the Eligible Employee’s mployment with the transferee or successor entity does not result in a condition that would permit the Eligible Employee to terminate employment for Good Reason.
1.18“Severance Benefits” shall mean the benefits described in Article 3.

1.19“Severance Multiple” shall mean:

(a)in connection with a Qualified Termination occurring prior to or more than two years following a Change of Control: (i) with respect to Principal Executive Officers, two (2); (ii) with respect to Tier A Employees, one and three quarters (1.75); and (iii) with respect to Tier B Employees, one (1); and

(b)in connection with a Qualified Termination occurring at the same time as or within two years of a Change of Control: (i) with respect to Principal Executive Officers or Tier A Employees, two (2); and (ii) with respect to Tier B Employees, one (1).

Exhibit 10.23
1.20“Spouse” shall mean, if applicable, the individual to whom an Eligible Employee is legally married at the time of his or her incurring a Qualified Termination. An individual will be deemed to be legally married, regardless of state of domicile, if the person is recognized by the laws of the state or country where the relationship is formed as being legally joined with the Eligible Employee in marriage. For purposes of the Plan, a domestic partner will also be treated as the Eligible Employee’s surviving Spouse, if an Affidavit of Domestic Partnership was on file with the Company or Participating Employer on the date of death.

1.21“Subsidiary” shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then-outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or managing partners.

1.22“Termination Date” shall mean for each Eligible Employee, the official last date as an employee of the Company or Participating Employer, as applicable.

1.23“Tier A Employee” shall mean an employee of the Company or a Participating Employer who is designated by the Plan Administrator as a “Tier A Employee.”

1.24“Tier B Employee” shall mean an employee of the Company or a Participating Employer who is designated by the Plan Administrator as a “Tier B Employee.”

Article 2– Eligibility

1.1Eligibility to Participate. All Eligible Employees who have a Qualified Termination will be eligible to participate in the Plan and receive the benefits described in Article 3 subject to the terms and conditions of the Plan.

1.2Termination of Participation. An individual’s participation in the Plan will cease when he or she ceases to be an Eligible Employee or if he or she incurs a Qualified Termination and he or she has received all benefits due under the Plan as a result of such Qualified Termination.

Article 3– Benefits

1.1Entitlement to Benefits.

(a)General. Benefits are payable under this Plan to Eligible Employees who have a Qualified Termination and satisfy the requirements of this Plan.

(b)Right to Establish Projected Termination Date. Except with respect to a termination of employment for Good Reason, the Company or Participating Employer shall have the right to establish a projected Termination Date for an Eligible Employee, provided that the Company or Participating Employer, as applicable, shall give notice of the projected Termination Date to the Eligible Employee no later than thirty (30) days before such date. The Eligible Employee must remain in active employment with the Company or Participating Employer and continue to satisfactorily perform all the duties of his or her position until his or her projected Termination Date in order to be eligible for Severance Benefits unless the Company or Participating Employer, as applicable, determines otherwise. Notwithstanding receipt of a Notice, an Eligible Employee will not be entitled to Severance Benefits if he or she takes action or fails to take action prior to the

Exhibit 10.23
projected Termination Date that would prevent his or her termination from being a Qualified Termination or that would result in a loss of Severance Benefits under Article 3.3.

(c)Release. An Eligible Employee who otherwise satisfies the requirements of this Plan will be eligible for Severance Benefits described in Article 3.2 only if he or she executes and returns to the Company or Participating Employer, as applicable, and does not rescind a release of claims in substantially the form attached hereto as Exhibit A (or as later amended as determined by the Company) within such time period as the Company or Participating Employer, as applicable, may require, and such release becomes effective and the Eligible Employee adheres to same.

(d)No Severance Benefits. An Eligible Employee will not be entitled to any benefits whatsoever under this Plan if he or she:

(i)Experiences a termination of employment other than a Qualified Termination;

(ii)Except with respect to a termination of employment for Good Reason, fails to continue in active employment with the Company or Participating Employer and to satisfactorily perform all duties of his or her position until the projected Termination Date established for such Eligible Employee by the Company or Participating Employer, as applicable, unless the Company or Participating Employer, as applicable, determines otherwise; or

(iii)Does not validly execute an effective release as described in Article 3.1(c) above.
1.2Severance Benefits. Each Eligible Employee who has a Qualified Termination and executes the release described in Article 3.1(c) will be eligible for the following Severance Benefits (contingent upon his or her release becoming effective):

(a)A lump sum cash payment equal to the product of the Eligible Employee’s Severance Multiple and the Eligible Employee’s Annual Compensation, to be paid as soon as practicable following the first date on which the release referred to in Article 3.1(c) above is no longer revocable, but in no event later than March 15 of the year following the year in which the termination of employment occurs.

(b)For the one (1) year period immediately following the termination of employment, the Eligible Employee and his or her eligible dependents shall be entitled to continue participation in the employee health care plan maintained by the Company or Participating Employer (the “Health Plan”), if such Eligible Employee was as of the Termination Date a participant in any such Health Plan, as applicable, upon the same terms and conditions in effect from time to time for active employees of the Company or Participating Employer, as applicable, as determined in good faith by the Company or Participating Employer, as applicable, which period of coverage shall be considered to be part of, and shall run concurrent with, the period of continued coverage required to be offered under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), and after which time the Eligible Employee may elect to participate in continuation of coverage pursuant to COBRA for the remaining required coverage period. Notwithstanding anything to the contrary in the Plan, if the Company’s or

Exhibit 10.23
Participating Employer’s, as applicable, providing health care coverage continuation under this Article 3.2(b) would violate the nondiscrimination rules applicable to non-grandfathered plans, or would result in the imposition of penalties under the Patient Protection and Affordable Care Act of 2010 or the related regulations and guidance promulgated thereunder (“PPACA”), the Company shall have the right to amend this Article 3.2(b) in a manner it determines, in its sole discretion, to comply with the PPACA.

(c)An annual incentive for the year in which the Qualified Termination occurs as determined by the Company, in an amount:

(i)with respect to Principal Executive Officers and Tier A Employees, equal to the cash portion of the actual annual incentive amount that such Eligible Employee would have received if he or she had remained employed with the Company or Participating Employer through the date on which such annual incentive is paid to active employees, which amount shall be calculated based on actual company and individual performance and prorated based on the number of days the Eligible Employee was actively employed with the Company or Participating Employer during the year to which the incentive relates, which incentive shall be paid at the same time annual incentive payments are made to active employees, and in no event ater than March 15 of the year following the year in which the Qualified Termination occurs; or
(ii)with respect to Tier B Employees, equal to the cash portion of the Eligible Employee’s target annual incentive, prorated based on the number of days the Eligible Employee was actively employed with the Company or Participating Employer during the year to which the incentive relates, which incentive shall be paid at the same time as the lump sum cash payment described in Article 3.2(a).

(d)If the Qualified Termination occurs prior to the payment of the annual incentive in respect of the year immediately preceding the year in which the Qualified Termination occurs, an annual incentive payment for such preceding year in an amount equal to the actual annual incentive amount that such Eligible Employee would have received if he or she had remained employed with the Company or Participating Employer through the date on which such annual incentive is paid to active employees, calculated based on actual company and individual performance for the performance year, which incentive shall be paid at the same time annual incentive payments are made to active employees or at the same time as the lump sum cash payment described in Article 3.2(a), and in no event later than March 15 of the year following the year in which the Qualified Termination occurs.

(e)Outplacement services and other benefits, such as support services, may be provided to Eligible Employees experiencing a Qualified Termination. The Plan Administrator in its sole and absolute discretion will determine the type, manner and extent of outplacement services and other benefits, if any, provided such benefits shall be provided in a manner in accordance with, or exempt from, Code Section 409A.

1.3Termination of Severance Benefits. If a former Eligible Employee of the Company or Participating Employer breaches any of the covenants set forth in Article 6 below, he or she shall forfeit any unpaid Severance Benefits and shall be required to repay to the Company or

Exhibit 10.23
Participating Employer, as applicable, the gross amount of any paid or provided Severance Benefits upon 21 days advance notice. Any amount repaid thereinafter shall be increased by interest at the prevailing rate, and employee shall be liable for any reasonable costs and expenses, inclusive of legal fees, incurred as a result thereof.

1.4Death Before Payment. If an Eligible Employee who satisfies the requirements for benefits under this Article 3 dies after receiving notice of a Qualified Termination and Termination Date, but before he or she receives payment of the entire amount due him or her under this Plan, the Company or Participating Employer, as applicable, will pay the remaining cash Severance Benefits to his or her surviving Spouse, if any, or if there is no surviving Spouse, to his or her estate, in a lump sum as if the Eligible Employee had survived, provided, however, if the Eligible Employee has not met the release requirement as described in Article 3.1(c) prior to his or her death, the remaining cash Severance Benefits shall not be paid unless such release is signed, and (if applicable) not evoked, by the surviving Spouse or the executor of the estate (or other authorized representative with full authority to enter into the release), as applicable, within such time period as the Company or Participating Employer, as applicable, may require. All lump sum payments described in this Article 3.4 shall be made no later than 2-1/2 months after the date of death.

1.5Withholding and Deductions. The Company or Participating Employer, as applicable, will make deductions from each payment of Severance Benefits for income and employment taxes, as required by applicable law. The Company or Participating Employer, as applicable, will have the right to make deductions from Severance Benefits to satisfy any indebtedness that a former Eligible Employee has to the Company or a Subsidiary as of his or her Termination Date, but a decision by the Company or Participating Employer, as applicable, not to reduce Severance Benefits to satisfy such indebtedness shall not constitute a waiver of its claim for such recovery of said indebtedness.

1.6No Duplication. If the Plan Administrator determines, in its sole discretion, that all or a portion of the benefit payable or previously paid to an Eligible Employee under any other plan, program, employment contract or other agreement with the Company or a Subsidiary (other than payments made under any such plan that is intended to be tax exempt under Code Section 401(a)) is intended to provide severance, salary continuation or other benefits duplicative of the benefits provided under this Plan, the Plan Administrator shall have the right to reduce the benefit otherwise payable under this Plan to the extent deemed necessary to eliminate any unintended duplication of benefits.

1.7Offset of Legally Required Payments. Regardless of the amount of an Eligible Employee’s Severance Benefits under the Plan, such benefits will be reduced by any payments required to be paid by the Company or Participating Employer, as applicable, to the Eligible Employee under any federal or state law, including without limitation the Worker Adjustment Retraining Notification Act of 1988, as amended (except unemployment benefits payable in accordance with state law and payment for accrued but unused vacation).

1.8Effect of Federal Excise Tax. If the Company or Participating Employer, as applicable, determines that any Severance Benefit would subject the Eligible Employee to an obligation to pay an excise tax imposed by Section 4999 of the Code (or any similar tax that may be imposed) or any interest or penalties related to such excise tax (such excise tax, together with

Exhibit 10.23
any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), certain adjustments may be made to the Severance Benefits as follows:

(a)Cut Back to Maximize Retained After Tax Amounts. In the event the Company or Participating Employer, as applicable, determines that any Severance Benefits would, in whole or part when aggregated with any other right, payment or benefit to or for the Eligible Employee (such Eligible Employee, the “Affected Employee”) under all other agreements, arrangements or plans of the Company or Participating Employer, as applicable, cause any Severance Benefit or any other ayments or benefits to be subject to the Excise Tax, then the Severance Benefits and all such rights, payments and benefits shall either (i) be paid in full or (ii) be reduced (or appropriately adjusted) to an amount that is one dollar less than the smallest amount that would give rise to the Excise Tax (the “Reduced Amount”), but only if such Reduced Amount would be greater than the net after-tax proceeds (taking into account the Excise Tax) of the unreduced Severance Benefits and all such other rights, payments and benefits.

(b)Implementation Rules. If the Severance Benefits must be reduced as provided in Article 3.8(a), any reduction in payments and/or benefits required by this provision will be made to the lump sum cash payment made pursuant to Article 3.2(a). The Eligible Employee shall be advised of the determination regarding reduction and the reasons therefore, and the Eligible Employee and his or her advisors will be entitled to present information that may be relevant to this determination. In no event shall such reduction be effected through a delay in the timing of any Severance Benefit that is subject to Code Section 409A (or that would become subject to Code Section 409A as a result of such delay).

(c)For purposes of determining whether any of the Severance Benefits will be subject to the Excise Tax and the amount of such Excise Tax:

(i)All Severance Benefits shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent compensation consultants, counsel or auditors of nationally recognized standing (“Independent Advisors”) selected by the Company or Participating Employer, as applicable, the Severance Benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax.

(ii)The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

(d)For purposes of determining the amount of the reduction in Severance Benefits pursuant to Article 3.8(a), the Affected Employee shall be deemed (i) to pay federal income taxes

Exhibit 10.23
at the applicable rates of federal income taxation for the calendar year in which the compensation would be payable; and (ii) to pay any applicable state and local income taxes at the applicable rates of taxation for the calendar year in which the compensation would be payable, taking into account any effect on federal income taxes from payment of state and local income taxes..
Article 4– Administration, Amendment And Termination

1.1Administration. The Plan Administrator or its delegate has the exclusive responsibility and complete discretionary authority to control the operation, management and administration of this Plan, with all powers necessary to enable it properly to carry out those responsibilities, including but not limited to, the power to construe this Plan, to determine eligibility for benefits (e.g., to determine whether an Eligible Employee’s termination was for Cause, Good Reason, or otherwise constitutes a Qualified Termination, to remedy possible ambiguities, inconsistencies or omissions by general rule or particular decision), to settle disputed claims and to resolve all administrative, interpretive, operational, equitable and other questions that arise under this Plan. The decisions of the Plan Administrator on all matters will be final and binding on all interested parties. To the extent a discretionary power or responsibility under this Plan is expressly assigned to a person or persons by the Plan Administrator, that person or persons will have complete discretionary authority to carry out that power or responsibility and that person’s decisions on all matters within the scope of that person’s (or those persons’) authority will be final and binding on all interested parties.

1.2Amendment and Termination of the Plan. The Plan may be amended or terminated by the Company at any time; provided, however, that, other than as specified in Article 3.2(b),
(i) no termination or amendment of the Plan may reduce the Severance Benefits payable under the Plan to an Eligible Employee if the Eligible Employee’s termination of employment with the Company or Participating Employer, as applicable, has occurred prior to such termination of the Plan or amendment of its provisions and (ii) the Plan may not be terminated and may not be amended in contemplation of or within the two years following a Change in Control without the consent of each affected Eligible Employee if such amendment would be adverse to the interests of any Eligible Employee.

Article 5– Source of Benefit Payments

1.1Unfunded Obligation. The obligations of the Company or a Participating Employer to provide any benefits under this Plan shall be unfunded and unsecured. All Severance Benefits shall be paid solely from the general assets of the Company or Participating Employer employing the Eligible Employee on the Termination Date. The Company has the absolute right in its discretion to transfer or assign its obligations to provide benefits under this Plan to another entity in connection with a transaction in which the Company transfers all or a portion of a business unit or an outsourcing arrangement, joint venture or other business transaction. The Company is not required to establish any special fund or trust for purposes of paying benefits under this Plan. No such payments shall be made hereunder if prohibited by law or regulatory statute.

Article 6– Eligible Employee Covenants

1.1In consideration of receiving any of the Severance Benefits, each Eligible Employee shall be subject to and abide by the restrictive covenants set forth below.

Exhibit 10.23
(a)Protection of Confidential Information. The Eligible Employee will not, without permission of the Company or Participating Employer, as applicable, disclose any Company or Subsidiary confidential information or trade secrets to anyone outside the Company or Participating Employer, unless required by subpoena, as necessary to professional advisors for the purposes of obtaining legal counsel or tax advice, or as otherwise permitted in this Article 6.1(a). Confidential information shall mean any non-public information of a competitively sensitive or personal nature, including trade secrets, and includes, but is not limited to, customer lists, product development information, marketing and sales plans and methods, annual and long-range business pans, premium or other pricing information, operating policies and manuals, and other confidential information related to the Company or any Subsidiary. Nothing in this Plan is intended to interfere with an Eligible Employee’s rights under the National Labor Relations Act, nor is it intended to limit an Eligible Employee’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege, to the U.S. Securities and Exchange Commission (the “SEC”) or any other federal, state, local or foreign governmental agency or commission regarding possible legal violations, without disclosure to the Company. The Company may not retaliate against an Eligible Employee for any of these activities, and nothing in this Plan requires an Eligible Employee to waive any monetary award or other payment that the Eligible Employee might become entitled to from the SEC or any other government agency.

(b)Nonsolicitation of Employees and Agents. To the extent enforceable by applicable law, the Eligible Employee will not, for 12 months following termination of employment, directly or indirectly attempt to induce any employee, agent or agency, broker, broker-dealer, financial planner, registered principal or representative of the Company or Participating Employer to be employed by or to perform services for any entity that competes with the Company or any Subsidiary.

(c)Nonsolicitation of Customers. To the extent enforceable by applicable law, the Eligible Employee will not, for 12 months following termination of employment, directly or indirectly attempt to solicit the trade of any person that is a customer of the Company or any Subsidiary or which the Company or any Subsidiary has been undertaking reasonable steps to procure as a customer during the 6 months preceding termination of employment. This limitation will only apply to products or services in competition with a product or service of the Company or any Subsidiary, and to customers with whom the Eligible Employee had contact during employment.

(d)Noncompetition. To the extent enforceable by applicable law, the Eligible Employee will not, for 12 months (in the case of a Principal Executive Officer or a Tier A Employee), or 6 months (in the case of a Tier B Employee) following the termination of employment, directly or indirectly, associate (including as a director, officer, employee, partner, consultant, agent or advisor) with any entity included on a defined list of Company competitors provided to the Eligible Employee by the Company and in connection with the Eligible Employee’s association engage, or directly or indirectly manage or supervise personnel engaged, in any activity (A) that is substantially related to any activity that the Eligible Employee was engaged in, (B) that is substantially related to any activity for which the Eligible Employee had direct or

Exhibit 10.23
indirect managerial or supervisory responsibility, or (C) that calls for the application of specialized knowledge or skills substantially related to those used by the Eligible Employee in his or her activities; in each case, for the Company or Participating Employer at any time during the Eligible Employee’s employment. This provision shall not apply to Eligible Employees based in the state of California as of the Termination Date or to any Eligible Employee employed in a jurisdiction where the application of this Article 6.1(d) is barred by application of law.

(e)Agreement to Cooperate. Following the termination of employment, the Eligible Employee will cooperate with the Company, without additional compensation, on matters within the scope of the Eligible Employee’s responsibilities during employment. The Company or Participating Employer will reimburse reasonable out-of-pocket expenses the Eligible Employee incurs in connection with such assistance. The Company or Participating Employer, as applicable, will make all reasonable efforts to minimize disruption to the Eligible Employee’s other commitments.

1.2If any provision of Article 6.1 is determined by a court of competent jurisdiction not to be enforceable in the manner set forth above, the parties agree that they intend the provision to be enforceable to the maximum extent possible under applicable law, and that the court should reform the provision to make it enforceable in accordance with the intent of the parties.

1.3The Eligible Employee acknowledges that these covenants are a material inducement for the Company or Participating Employer, as applicable, to grant the Severance Benefits granted under the Plan. By accepting any of the Severance Benefits, the Eligible Employee further acknowledges that a violation of any term of the covenants will cause the Company and/or Participating Employer, as applicable, irreparable injury for which adequate remedies are not available at law. Therefore, the Eligible Employee agrees that, if the Eligible Employee threatens to breach, or breaches any of the covenants:

(a)the Severance Benefits for which the Eligible Employee was eligible prior to such breach but which the Eligible Employee had not yet received shall be immediately forfeited;

(b)the Eligible Employee will immediately repay to the Company or Participating Employer, as applicable, the value of any Severance Benefits received by the Eligible Employee; and

(c)the Company or Participating Employer, as applicable, will be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining the Eligible Employee from committing any violation of the covenants contained in Article 6.1.

1.4The remedies in this Article 6 are cumulative and are in addition to any other rights and remedies the Company or Participating Employer, as applicable, may have at law or in equity as a court or arbitrator may reasonably determine.

Article 7– Miscellaneous

1.1ERISA. The Company intends that this Plan constitute an unfunded “welfare plan” under ERISA and any ambiguities in this Plan shall be construed to affect that intent.

Exhibit 10.23

1.2Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if said illegal and invalid provision had never been included herein.

1.3409A Compliance. The Plan is intended to be exempt from, or comply with, Section 409A including the exemptions for short-term deferrals, separation pay arrangements, reimbursements and in-kind distributions. The Plan will be interpreted and administered consistently with this intent. Notwithstanding anything herein to the contrary, if this Plan is determined to be subject to Code Section 409A, then this Plan shall be administered such that it complies, at all times, with the requirements of Code Section 409A. The Plan Administrator has the sole discretion to interpret the terms of the Plan and to administer the Plan in such a manner that Code Section 409A is satisfied with respect to any Severance Benefits payable hereunder to the extent it is determined that Code Section 409A applies to the Plan. If the Company or Participating Employer, as applicable, (or, if applicable, the successor entity thereto) determines that all or a portion of the Severance Benefits constitute “deferred compensation” under Section 409A and that the Eligible Employee is a “specified employee” of the Company, Participating Employer or any successor entity thereto, as applicable, as such term is defined in Section 409A(a)(2)(B)(i), then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the applicable payments shall be delayed until the first payroll date following the six-month anniversary of the Eligible Employee’s “separation from service” (as defined under Section 409A) and the Company or Participating Employer, as applicable, (or the successor entity thereto, as applicable) shall (A) pay to the Eligible Employee a lump sum amount equal to the sum of the payments that the Eligible Employee would otherwise have received during such six-month period had no such delay been imposed and (B) commence paying the balance of the payments in accordance with the applicable payment schedule set forth in the Plan. For purposes of Section 409A, each installment payment provided under the Plan shall be treated as a separate payment. To the extent required by Section 409A, any payments to be made to an Eligible Employee upon his termination of employment shall only be made upon such Eligible Employee’s separation from service. Neither the Company nor, as applicable, the applicable Participating Employer make any representations that the payments and benefits provided under the Plan comply with Section 409A and in no event shall the Company or Participating Employer be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Eligible Employee on account of noncompliance with Section 409A.

1.4Construction. This Plan shall be construed in accordance with ERISA and to the extent ERISA does not preempt state law, with the laws of the State of Delaware (without giving effect to conflict of law provisions). Headings and subheadings have been added only for convenience of reference and shall have no substantive effect whatsoever. All references to articles shall be to articles of this Plan unless otherwise stated. The masculine pronoun includes the feminine. All references to the singular shall include the plural and all references to the plural shall include the singular.

1.5Nonalienation. No benefit or payment under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, levy upon or charge the same shall be void.

Exhibit 10.23

1.6No Employment Rights. Coverage under the Plan will not give any individual the right to be retained in the Company’s or a Subsidiary’s employment, or upon termination any right or interest in the Plan except as provided in the Plan.

1.7No Enlargement of Rights. No person will have any right to or interest in any benefit except as specifically provided in the Plan. The legal status of each Eligible Employee or beneficiary who has a claim to Severance Benefits will be that of a general unsecured creditor of the Company or applicable Participating Employer.

1.8No Duty to Mitigate. No Eligible Employee shall be required to mitigate, by seeking employment or otherwise, the amount of any Severance Benefits that the Company or Participating Employer becomes obligated to provide under the Plan, and amounts or other benefits to be paid or provided to an Eligible Employee pursuant to the Plan shall not be reduced by reason of the Eligible Employee’s obtaining other employment or receiving similar payments or benefits from another employer.

1.9Recoupment. All Severance Benefits shall be subject to the terms of the Voya Financial, Inc. Compensation Recoupment Policy (as it may be amended from time to time) to the extent applicable.

1.10Claims Procedures.

(a)A written claim must be filed within one year after a claimant knew or reasonably should have known of the principal facts upon which the claim is based. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing of the denial. This notice shall be furnished in writing or electronically, within a reasonable period of time after receipt of the claim by the Plan Administrator. This period shall not exceed 90 days after receipt of the claim, except that if special circumstances require an extension of time, written notice of the extension (which shall not exceed 90 days) shall be furnished to the claimant. This notice shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

(i)the specific reasons for the denial,

(ii)specific reference to the Plan provisions on which the denial is based,

(iii)a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary,

(iv)an explanation that a full and fair review by the Plan Administrator (excluding the individuals who initially reviewed the denied claim) of the decision denying the claim may be requested by the claimant or an authorized representative by filing with the Plan Administrator, within 60 days after the notice has been received, a written request for the review,

Exhibit 10.23
(v)an explanation that if a request for review pursuant to subsection (iv) is requested, the claimant or an authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in subsection (iv),

(vi)statement of the claimant’s right to bring suit under ERISA, and

(vii)such other information as may be required under ERISA.

(b)The decision of the Plan Administrator upon review shall be made promptly and not later than 60 days after the Plan Administrator’s receipt of the request for review, unless special circumstances require an extension of time for processing. In this case the claimant shall be so notified, and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. Notice of the decision shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

(i)the specific reasons for the denial,

(ii)specific reference to the Plan provisions on which the denial is based,

(iii)statement that the claimant is entitled to receive pertinent documents and information

(iv)statement of the claimant’s right to bring suit under ERISA, and

(v)such other information as may be required under ERISA.
The review by the Plan Administrator on an appeal of a claim denial shall be made by persons who were not involved in the original decision, and in a manner that complies with the ERISA appeals procedures. The claimant or his or her delegate shall not institute any legal proceedings until he or she has exhausted his or her administrative appeal rights under these procedures. Any subsequent legal proceeding on a final determination on appeal shall be brought no later than one year after the date the notice of the final determination is sent to the claimant or his or her attorney or representative.

1.11Arbitration.

(a)If any current, former, or alleged Eligible Employee is a party to a written arbitration agreement with the Company or a Participating Employer, then following the end of the claims and appeal process described in Article 7.10, any further claim disputes, and any other form of claim or dispute involving issues related to this Plan, shall be resolved pursuant to the terms of the current, former, or alleged Eligible Employee’s arbitration agreement and, to the extent permitted by ERISA, arbitration shall be the sole and exclusive remedy for such Participant on an individual basis and solely for his or her individual claim with respect to his or her individual benefits under the Plan.

Exhibit 10.23
(b)To the extent not covered by a written arbitration agreement above, any current, former or alleged Eligible Employee, following the end of the claims and appeals process described in Article 7.10, must exclusively arbitrate any further claim or dispute that arises out of, relates to, or concerns this Plan, through a binding individual arbitration administered by JAMS (also known as Judicial Arbitration and Mediation Services), and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, unless such arbitration is prohibited by law. The arbitration shall be held in New York, New York and presided over by one arbitrator under the auspices of JAMS (or any successor of JAMS).. The arbitration will be held in accordance with the JAMS Employment Arbitration Rules & Procedures (and no other rules). Any arbitrator who conducts an arbitration related to a matter arising under this Plan shall apply the arbitrary and capricious standard of review with respect to his or her review of the Plan and the Plan Administrator's actions, in the same manner as would be applied by a judge in a court of law. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any court for the purpose of enforcing the provisions of this Article 7.11. The arbitration shall be kept confidential. The existence of the arbitration, any non-public information provided in the arbitration, and any submissions, orders or awards made in the arbitration (together, the “Confidential Arbitration Information”) shall not be disclosed to any non-party except the tribunal, JAMS, the parties, their counsel, experts, witnesses, accountants and auditors, insurers and reinsurers, and any other person necessary to the conduct of the arbitration. Notwithstanding the foregoing, a party may disclose Confidential Arbitration Information to the extent that disclosure may be required to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings.

(c)Any action at law or in equity related to the Plan brought by any current, former or alleged Eligible Employee must be brought on an individual basis solely for his or her individual claim with respect to his or her individual benefits under the Plan; and no such current, former or alleged Eligible Employee may bring any dispute on a group, class, collective, or representative action arising out of or relating to the Plan (“Class Action Waiver”). To the extent any action proceeds under arbitration, no arbitration proceeding may go forward on a group, class, collective, or representative basis at it relates to and/or implicates the Plan. Furthermore, the assigned arbitrator and/or the JAMS may not consolidate or join any claims without the express consent of all parties.

IN WITNESS WHEREOF, Voya Financial, Inc. has caused this amended and restated Plan to be executed by its duly authorized officers effective as of January 1, 2025.

By:    /s/ Dena Faccio

Exhibit 10.23
Exhibit A
RELEASE OF CLAIMS (“RELEASE”)

Article 1 – Employee Release of Claims

In exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including, without limitation, the obligations of Voya Financial, Inc. (“Company”) described in Article 3.2 of the Voya Financial, Inc. Severance Plan for Senior Managers (the “Plan”), to which Eligible Employee agrees that Eligible Employee is not entitled until and unless Eligible Employee executes this Release and it becomes effective in accordance with its terms, Eligible Employee, for and on behalf of himself or herself and his or her descendants, dependents, heirs, executors, administrators, successors, trustees, legal representatives, and permitted assigns (collectively, “Releasors”), subject to the last paragraph of this Article 1, hereby forever waives, releases and discharges from any and all claims, demands, complaints, charges, causes of action, or liabilities of any kind whatsoever, upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local, or otherwise, both known and unknown which Releasors ever had, now have or may have against the Company and/or any of its past, present, or future parents, subsidiaries and/or affiliates, and each of their respective predecessors, successors and assigns, shareholders, directors, officers, partners, members, managers, employees, trustees (in their official and individual capacities), representatives, agents and employee benefits plans and their administrators and fiduciaries (in their official and individual capacities), and each of their respective affiliates, successors and assigns (collectively, “Releasees”) by reason of facts or omissions which have occurred on or prior to the date that Eligible Employee signs this Release, including without limitation, (i) any and all claims, relating to Eligible Employee’s employment by the Company, the terms and conditions of such employment, employee benefits related to his or her employment or service, the termination or resignation of his or her employment, and/or any of the events relating directly or indirectly to or surrounding such termination or resignation; (ii) any and all claims pertaining to employment (whether based on federal, state or local law, statutory or decisional), including without limitation, all claims under the Age Discrimination in Employment Act of 1967 (“ADEA”) (a law which prohibits discrimination on the basis of age), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Reconstruction Era Civil Rights Act of 1866, 42 USC §§ 1981- 86, the Rehabilitation Act of 1973, the Family and Medical Leave Act, the Employee Retirement Income Security Act (“ERISA”), the National Labor Relations Act, the Sarbanes-Oxley Act of 2002, the Equal Pay Act of 1963, the Workers Adjustment Retraining and Notification Act, the Fair Labor Standards Act, any applicable Executive Order Programs, all as amended, and all other federal, state and local laws or municipal statutes or ordinances, including any whistle blower or any other federal, state, or local law, regulation or ordinance prohibiting discrimination or pertaining to employment; (iii) any and all claims for equitable or monetary relief, including without limitation, compensatory, punitive, treble, liquidated, and/or consequential damages; (iv) any and all claims under any contract, whether express or implied; (v) any and all claims for unintentional or intentional torts, for emotional distress, and for pain and suffering; (vi) any and all claims for violation of any statutory or administrative rules, regulations, or codes; (vii) any and all claims for attorneys’ fees, costs, disbursements, back pay, front pay, bonuses, benefits, vacation, and/or the like; and (viii) any and all claims as a holder of securities in the Company or any of its affiliates which Releasors ever had, now have, or hereafter can, shall, or may have against Releasees for, upon, or by reason of any act, omission, transaction, or occurrence up to and including the date of the execution of this Release.

Exhibit 10.23
Notwithstanding the foregoing terms, Eligible Employee does not waive or release: (i) the payments, entitlements or benefits specifically provided in this Release or the Plan; (ii) any right or claim that may not legally be waived; (iii) any accrued vested benefits under Company employee benefit plans; or (iv) any rights Eligible Employee had to be indemnified, including coverage under any applicable directors’ and officers’ liability insurance policies, for actions which occurred during his or her employment, (collectively, the “Unreleased Claims”). Nothing in this Release bars or releases Eligible Employee’s rights to enforce the Unreleased Claims.

Article 2 – Proceedings

Eligible Employee acknowledges that Eligible Employee has not filed any complaint, charge, claim or proceeding, except with respect to an Unreleased Claim, if any, against any of the Releasees before any federal, state or local agency, court or other body (each individually a “Proceeding”). Eligible Employee represents that Eligible Employee is not aware of any basis on which such a Proceeding could reasonably be instituted. Eligible Employee (i) acknowledges that Eligible Employee will not initiate or cause to be initiated on his or her behalf any Proceeding and will not participate in any Proceeding, in each case, except as required by law; and (ii) waives any right Eligible Employee may have to benefit in any manner from any relief, whether monetary damages, reinstatement, or other relief or remedies, arising out of any Proceeding, including, without limitation, any Proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”). Further, Eligible Employee understands that, by executing this Release, Eligible Employee will be limiting the availability of certain remedies that Eligible Employee may have against the Company and limiting also the ability of Eligible Employee to pursue certain claims against the Releasees. Notwithstanding the above, nothing in Article 1 of this Release shall prevent Eligible Employee from (i) initiating or causing to be initiated on his or her behalf any complaint, charge, claim or proceeding against the Company before any federal, state or local agency, court or other body challenging the validity of the waiver of his or her claims under the ADEA contained in Article 1 of this Release (but no other portion of such waiver); or (ii) reporting possible violations of law or regulation, making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, or initiating or participating in an investigation or proceeding conducted by the EEOC, the Securities and Exchange Commission, or any other federal agency or regulator . The Company will not retaliate against me for any of these activities, and nothing in this Release requires an Eligible Employee to waive any monetary award or other payment that the Eligible Employee might become entitled to from the SEC or any other government agency.

Article 3 – Time to Consider

Eligible Employee acknowledges that Eligible Employee has been advised that he or she has at least twenty-one (21) days from the date of receipt of this Release to consider all the provisions of this Release and, if he or she chooses to sign this Release earlier, he or she does hereby knowingly and voluntarily waive said minimum twenty-one (21) day period.
ELIGIBLE EMPLOYEE REPRESENTS THAT HE OR SHE HAS READ THIS RELEASE CAREFULLY AND UNDERSTANDS FULLY THE TERMS OF THE RELEASE, THAT HE OR SHE HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY, AND THAT HE OR SHE HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS RELEASE. ELIGIBLE EMPLOYEE FULLY UNDERSTANDS THAT BY SIGNING BELOW HE OR SHE IS GIVING UP CERTAIN RIGHTS WHICH HE OR SHE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES BASED ON ANY

Exhibit 10.23
ACTS OR OMISSIONS OF THE RELEASEES UP TO THE DATE OF THE SIGNING OF THIS RELEASE. ELIGIBLE EMPLOYEE FURTHER ACKNOWLEDGES THAT HE OR SHE HAS NOT BEEN FORCED, COERCED, SUBJECTED TO DURESS, OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS RELEASE. ELIGIBLE EMPLOYEE ACKNOWLEDGES THAT HE OR SHE IS EXECUTING THIS RELEASE KNOWINGLY AND
VOLUNTARILY.

Article 4 – Revocation

Eligible Employee hereby acknowledges and understands that Eligible Employee shall have seven (7) days from the date of execution of this Release to revoke this Release (including, without limitation, any and all claims arising under the ADEA) and that the obligation to make the payments to Eligible Employee described in Article 3.2 of the Plan shall not be enforceable until eight (8) days have passed since Eligible Employee’s signing of this Release without Eligible Employee having revoked this Release. If Eligible Employee revokes this Release, Eligible Employee will be deemed not to have executed this Release.

Article 5 – No Admission

This Release does not constitute an admission of liability or wrongdoing of any kind by Eligible Employee or the Company.

Article 6 – General Provisions

A failure of any of the Releasees to insist on strict compliance with any provision of this Release shall not be deemed a waiver of such provision or any other provision hereof. If any provision of this Release is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and in the event that any provision is determined to be entirely unenforceable, such provision shall be deemed severable, such that all other provisions of this Release shall remain valid and binding upon Eligible Employee and the Releasees.

Article 7 – Governing Law; Consent to Arbitration

This Release shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflict of law provisions. Furthermore, Eligible Employee and the Company each agrees and consents to arbitration of all disputes arising out of this Release or Eligible Employee’s employment with the Company as provided in Section 7.11the Plan. In addition, Eligible Employee and the Company waive any right to challenge in another court any judgment entered by such arbitration or to assert that any action instituted by the Company in arbitration is in the improper venue or should be transferred to a more convenient forum. Further, Eligible Employee and the Company waive any right they may otherwise have to a trial by jury in any action to enforce the terms of this Release. The parties hereto irrevocably consent to the service of any and all process in any suit, action or proceeding arising out of or relating to this Release by the mailing of copies of such process to such party at such party’s address specified in this Release. Each party shall bear its own costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with any dispute arising out of or relating to this Release.

Exhibit 10.23
Article 8 – Notice

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) to the parties at the following address: (i) for the Company: Executive Vice President and Chief Legal Officer, Voya Financial, Inc. at 230 Park Avenue, 13th Floor, New York, New York 10169; and (ii) for the Eligible Employee such address that Eligible Employee provides to the Company in writing.

* * * * *

IN WITNESS WHEREOF, Eligible Employee has hereunto set his or her hand as of the day and year set forth opposite his or her signature below.

Signature:    Date:

Printed Name: